SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 28, 2007

Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Laskin Road, Virginia Beach, Virginia	23451
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:  (757) 422-4055
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation

Effective December 28, 2007, Gateway Financial Holdings, Inc. (the “Corporation”), amended its Articles of Incorporation to authorize the issuance of 25,000 shares of Class A Non-Cumulative Perpetual Preferred Stock with a liquidation value of $1,000.00 per share.  The amendment provides that the Corporation will, subject to declaration by its board of directors, pay quarterly non-cumulative cash distributions on the preferred stock at an annual rate equal to 8.75% and may redeem all or some of the preferred stock at any time, and for any reason, after January 1, 2009.  The Corporation has sold 23,266 of the shares of preferred stock.

The Corporation is the holding company for Gateway Bank & Trust Co., a regional community bank with a total of thirty-three full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and fourteen in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington.  The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. Visit the Bank’s web site at www.gatewaybankandtrust.com.

The Common Stock of the Gateway Financial Holdings is traded on the Nasdaq Global Select Market under the symbol GBTS.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By: /s/ Theodore L. Salter
                                                                        Theodore L. Salter
Senior Executive Vice President
and Chief Financial Officer

Date: January 2, 2008